SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                         _______________
                            FORM 8-K
                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(D) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):       April 30, 2000

                   GOLD BANC CORPORATION, INC.
     (Exact name of registrant as specified in its charter)


     KANSAS                 0-28936                48-1008593
(State or other           (Commission            (IRS Employer
jurisdiction              File Number)     Identification No.)
of incorporation)

11301 Nall Avenue, Leawood, Kansas                      66211
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:(913)451-8050

                           None

(Former name or former address, if changed since last report)


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ITEM 5.    OTHER EVENTS.

          Gold Banc Corporation, Inc. (the "Company") completed three acquisitions in March 2000. On March 2, 2000, CountryBanc Holding Company ("CountryBanc"), headquartered in Edmond, Oklahoma, merged into Gold Banc Acquisition Corporation XII, a wholly-owned subsidiary of the Company. In such acquisition, the Company issued a total of 9,540,048 shares of the Company's common stock, par value $1.00 per share (the "Company Common Stock") to the shareholders of CountryBanc. On March 6, 2000, First Business Bancshares of Kansas City, Inc. ("First Business"), headquartered in Kansas City, Missouri, merged into the Company. In such acquisition, the Company issued a total of 2,315,128 shares of Company Common Stock to the shareholders of First Business. On March 20, 2000, American Bancshares, Inc. ("American"), headquartered in Bradenton, Florida, merged into Gold Banc Acquisition Corporation XI, Inc. In such acquisition, the Company issued a total of 8,319,131 shares of Company Common Stock to the shareholders of American. All three business combinations were accounted for as a pooling-of-interests transaction for accounting and financial reporting purposes.

          The combined operations of the Company, CountryBanc, First Business and American resulted in consolidated revenues and net income for the 30 days ended April 30, 2000 of $19.4 million and $1.7 million, respectively.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2000.

                              Gold Banc Corporation, Inc.
                              By:  /s/ David Phillips
                                   David Phillips,
                                   Principal Accounting Officer

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